1 IRHYTHM HOLDINGS, INC. AMENDED AND RESTATED EXECUTIVE CHANGE IN CONTROL AND SEVERANCE POLICY Adopted October 29, 2025; Assumed January 12, 2026 This Amended and Restated Executive Change in Control and Severance Policy, as amended (the “Policy”) is designed to provide certain protections to a select group of key employees of iRhythm Holdings, Inc. (the “Company”) or any of its subsidiaries if their employment is involuntarily terminated under the circumstances described in this Policy. The Policy is designed to be an “employee welfare benefit plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and this document is both the formal plan document and the required summary plan description for the Policy. Effective January 12, 2026, iRhythm Technologies, Inc. implemented a corporate holding company structure that resulted in the formation of iRhythm Holdings, Inc. as its new parent holding company (the “Reorganization”). To give effect to the Reorganization for purposes of this Policy, as used herein (including, but not limited to, with respect to the benefits, burdens, determinations, notice and actions to be taken hereunder), the term “Company” shall include iRhythm Holdings, Inc. and its Affiliates (including, but not limited to, iRhythm Technologies, Inc.) except with respect to the definition of a Change in Control (which shall apply solely with respect to iRhythm Holdings, Inc.) or as otherwise expressly set forth in this Policy. 1. Eligible Employee: An individual is only eligible for protection under this Policy if he or she is an Eligible Employee and complies with its terms. An “Eligible Employee” is an employee of the Company or any subsidiary of the Company who has (i) been designated by the Compensation Committee of the Board (the “Compensation Committee”) as eligible to participate in the Policy, whether individually or by position or category of position and (ii) executed a participation agreement in substantially the form attached hereto as Exhibit A (a “Participation Agreement”). 2. Policy Benefits: An Eligible Employee will be eligible to receive the payments and benefits under this Policy upon his or her Qualified Termination. All benefits under this Policy will be subject to the Eligible Employee’s compliance with the Release Requirement and any timing modifications required to avoid adverse taxation under Section 409A. 3. Salary Severance. a. On a Non-CIC Qualified Termination, an Eligible Employee will be eligible to receive continuing payments of severance pay at a rate equal to the Eligible Employee’s Base Salary for the number of months set forth below, with payment commencing on the first Company payroll date following the effective date of the Release (subject to any delay as provided in Section 10), less applicable withholdings. i. Tier 1: Eighteen (18) months. ii. Tier 2: Twelve (12) months. iii. Tier 3: Six (6) months. b. On a CIC Qualified Termination, an Eligible Employee will be eligible to receive a lump- sum payment equal to the number of months of annualized Base Salary as set forth below, payable on the first Company payroll date following the effective date of the Release (subject to any delay as provided in Section 10), less applicable withholdings.

2 i. Tier 1: Twenty-four (24) months. ii. Tier 2: Eighteen (18) months. iii. Tier 3: Nine (9) months. 4. COBRA Benefit. a. On a Non-CIC Qualified Termination, if an Eligible Employee makes a valid election under COBRA to continue his or her health coverage, the Company will pay the cost of such continuation coverage for the Eligible Employee and any of the Eligible Employee’s eligible dependents that were covered under the Company’s health care plans immediately prior to the date of his or her eligible termination until the earliest of (i) the end of the period following the Non-CIC Qualified Termination set forth below, (ii) the date upon which the Eligible Employee and/or the Eligible Employee’s eligible dependents become covered under similar plans or (iii) the date upon which the Eligible Employee ceases to be eligible for coverage under COBRA (such payments, the “Non-CIC COBRA Premiums”). However, if the Company determines in its sole discretion that it cannot pay the COBRA Non-CIC Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to the Eligible Employee a taxable lump-sum payment equal to the total amount of the COBRA premiums that the Executive would be required to pay to continue his or her group health coverage in effect on the date of his or her Qualified Termination (which amount will be based on the premium rates applicable for the first month of COBRA coverage for the Eligible Employee and any of eligible dependents of the Eligible Employee) for the period of time set forth below following the Qualified Termination (the “Non-CIC COBRA Replacement Payment”), payable on the first Company payroll date following the effective date of the Release (subject to any delay as provided in Section 10). The Non-CIC COBRA Replacement Payment (if any) will be made regardless of whether the Eligible Employee elects COBRA continuation coverage. For the avoidance of doubt, the Non-CIC COBRA Replacement Payment may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. Notwithstanding anything to the contrary under this Policy, if at any time the Company determines in its sole discretion that it cannot provide the Non-CIC COBRA Premiums or the Non-CIC COBRA Replacement Payment without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Eligible Employee will not receive any further Non-CIC COBRA Premiums or the Non-CIC COBRA Replacement Payment. i. Tier 1: Eighteen (18) months. ii. Tier 2: Twelve (12) months. iii. Tier 3: Six (6) months. b. On CIC Qualified Termination if an Eligible Employee makes a valid election under COBRA to continue his or her health coverage, the Company will pay the cost of such continuation coverage for the Eligible Employee and any of the Eligible Employee’s eligible dependents that were covered under the Company’s health care plans immediately prior to the date of his or her eligible termination until the earliest of (i) the end of the period following the CIC Qualified Termination set forth below, (ii) the date upon which

3 the Eligible Employee and/or the Eligible Employee’s eligible dependents become covered under similar plans or (iii) the date upon which the Eligible Employee ceases to be eligible for coverage under COBRA (the “CIC COBRA Premiums”, and together with the Non- CIC COBRA Premiums, the “COBRA Premiums”). However, if the Company determines in its sole discretion that it cannot pay the CIC COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to the Eligible Employee a taxable lump-sum payment equal to the total amount of the COBRA premiums that the Eligible Employee would be required to pay to continue his or her group health coverage in effect on the date of his or her Qualified Termination (which amount will be based on the premium rates applicable for the first month of COBRA coverage for the Eligible Employee and any of eligible dependents of the Eligible Employee) for the period of time set forth below following the Qualified Termination (the “CIC COBRA Replacement Payment”, and together with a Non-CIC COBRA Replacement Payment, a “COBRA Replacement Payment”), payable on the first Company payroll date following the effective date of the Release (subject to any delay as provided in Section 10). The CIC COBRA Replacement Payment (if any) will be made regardless of whether the Eligible Employee elects COBRA continuation coverage. For the avoidance of doubt, the CIC COBRA Replacement Payment may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. Notwithstanding anything to the contrary under this Policy, if at any time the Company determines in its sole discretion that it cannot provide the CIC COBRA Premiums or the CIC COBRA Replacement Payment without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Eligible Employee will not receive any further CIC COBRA Premiums or the CIC COBRA Replacement Payment. i. Tier 1: Twenty-four (24) months. ii. Tier 2: Fifteen (15) months. iii. Tier 3: Nine (9) months. 5. Equity Benefits: a. No acceleration of vesting of equity awards shall apply under this Policy with respect to an Eligible Employee’s Non-CIC Qualified Termination. On a Non-CIC Qualified Termination, Eligible Employee’s then-outstanding equity awards shall be governed by the iRhythm Holdings, Inc. equity plan and the applicable equity award agreements governing their grant. b. On a CIC-Qualified Termination, acceleration of vesting as to all then-unvested shares or rights subject to all equity awards which have been granted to the Eligible Employee. In the case of an equity award with performance-based vesting, unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at target. 6. Bonus Severance. a. On a Non-CIC Qualified Termination, an Eligible Employee will be eligible to receive a lump-sum payment equal to a percentage of the Eligible Employee’s target bonus as in effect for the fiscal year in which the Qualified Termination occurs, as set forth below,

4 payable on the first Company payroll date following the effective date of the Release (subject to any delay as provided in Section 10), less applicable withholdings. i. Tier 1: One hundred and fifty percent (150%). ii. Tier 2: One hundred percent (100%). iii. Tier 3: Fifty percent (50%). b. On a CIC-Qualified Termination, an Eligible Employee will be eligible to receive a lump- sum payment equal to a percentage of the Eligible Employee’s target bonus as in effect for the fiscal year in which the Qualified Termination occurs, as set forth below, payable on the first Company payroll date following the effective date of the Release (subject to any delay as provided in Section 10), less applicable withholdings. iv. Tier 1: Two hundred percent (200%). v. Tier 2: One hundred and fifty percent (150%). vi. Tier 3: Seventy-five percent (75%). 7. Non-Duplication of Payment or Benefits: An Eligible Employee’s Qualifying Termination shall in no event constitute both a Non-CIC Qualified Termination and a CIC Qualified Termination under this Policy (i.e., no duplicative payments shall be made). 8. Death of Eligible Employee: If the Eligible Employee dies before all payments or benefits he or she is entitled to receive under this Policy have been paid, then (i) the COBRA Premiums to the Eligible Employee will immediately cease (and the COBRA Replacement Payment will not be paid to the Eligible Employee) and (ii) any such unpaid Salary Severance, Bonus Severance or Equity Benefits will be paid to his or her designated beneficiary, if living, or otherwise to his or her personal representative in a lump-sum payment as soon as possible following his or her death. 9. Release: The Eligible Employee’s receipt of any severance payments or benefits upon his or Qualified Termination under this Policy is subject to the Eligible Employee signing and not revoking the Company’s then-standard separation agreement and release of claims (which may include an agreement not to disparage the Company, non-solicit provisions, and other standard terms and conditions) (the “Release” and such requirement, the “Release Requirement”), which must become effective and irrevocable no later than the sixtieth (60th) day following the Eligible Employee’s Qualified Termination (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, the Eligible Employee will forfeit any right to severance payments or benefits under this Policy. In no event will severance payments or benefits under the Policy be paid or provided until the Release actually becomes effective and irrevocable. Notwithstanding any other payment schedule set forth in this Policy, none of the severance payments and benefits payable upon such Eligible Employee’s Qualified Termination under this Policy will be paid or otherwise provided prior to the sixtieth (60th) day following the Eligible Employee’s Qualified Termination. Except to the extent that payments are delayed under the paragraph below entitled “Section 409A,” on the first regular payroll pay day following the sixtieth (60th) day following the Eligible Employee’s Qualified Termination, the Company will pay or provide the Eligible Employee the severance payments and benefits that the Eligible Employee would otherwise have received under this Policy on or prior to such date, with the balance of such severance payments and benefits being paid or provided as originally scheduled.

5 10. Section 409A: a. For purposes of this Policy, no payment will be made to an Eligible Employee upon termination of his or her employment unless such termination constitutes a “separation from service” within the meaning of Code Section 409A and Section 1.409A-l(h) of the regulations promulgated thereunder. b. To the extent any payments to which an Eligible Employee becomes entitled under this Policy, or any agreement or plan referenced herein, in connection with his or her separation from service from the Company constitute deferred compensation subject to Section 409A of the Code (the “Deferred Payments”), such payments will be paid on, or in the case of installments, will not commence, until the sixtieth (60th) day following the Eligible Employee’s separation from service, or if later, such time as required by Section 10.c. Except as required by 10.c., any installment payments that would have been made to an Eligible Employee during the sixty (60) day period immediately following such Eligible Employee’s separation from service but for the preceding sentence will be paid to Eligible Employee on or around the sixtieth (60th) day following Eligible Employee’s separation from service and the remaining payments will be made as provided herein. c. If an Eligible Employee is deemed at the time of such separation from service to be a “specified employee” under Code Section 409A, then any Deferred Payment(s) shall not be made or commence until the earliest of (i) the expiration of the six (6) month period measured from the date of his or her “separation from service” (as such term is at the time defined in Treasury Regulations under Code Section 409A) with the Company or (ii) the date of his or her death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to the Eligible Employee, including (without limitation) the additional twenty percent (20%) tax for which the Eligible Employee would otherwise be liable under Code Section 409A(a)(l)(B) in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the Eligible Employee or his or her beneficiary in one lump sum. d. The Company reserves the right to amend the Policy as it deems necessary or advisable, in its sole discretion and without the consent of any Eligible Employee or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Code Section 409A or to otherwise avoid income recognition under Code Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Each payment and benefit payable hereunder is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse an Eligible Employee for any taxes that may be imposed on the Eligible Employee as a result of Section 409A. 11. Parachute Payments: a. Reduction of Severance Benefits. Notwithstanding anything set forth herein to the contrary, if any payment or benefit that an Eligible Employee would receive from the Company or any other party whether in connection with the provisions herein or otherwise (the “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Best Results Amount. The “Best Results Amount” will be either (x) the full amount of such Payment or (y) such lesser amount as would result in no portion of the Payment being subject to the Excise Tax, whichever of

6 the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting parachute payments is necessary so that the Payment equals the Best Results Amount, reduction will occur in the following order: reduction of cash payments; cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); cancellation of accelerated vesting of stock awards; and reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Eligible Employee’s equity awards. b. Determination of Excise Tax Liability. The Company will select a professional services firm to make all of the determinations required to be made under these paragraphs relating to parachute payments. The Company will request that firm provide detailed supporting calculations both to the Company and the Eligible Employee prior to the date on which the event that triggers the Payment occurs if administratively feasible, or subsequent to such date if events occur that result in parachute payments to the Eligible Employee at that time. For purposes of making the calculations required under these paragraphs relating to parachute payments, the firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith determinations concerning the application of the Code. The Company and the Eligible Employee will furnish to the firm such information and documents as the firm may reasonably request in order to make a determination under these paragraphs relating to parachute payments. The Company will bear all costs the firm may reasonably incur in connection with any calculations contemplated by these paragraphs relating to parachute payments. Any such determination by the firm will be binding upon the Company and the Eligible Employee, and the Company will have no liability to the Eligible Employee for the determinations of the firm. 12. Administration: The Policy will be administered by the Compensation Committee or its delegate (in each case, an “Administrator”). The Administrator will have full discretion to administer and interpret the Policy. Any decision made or other action taken by the Administrator with respect to the Policy and any interpretation by the Administrator of any term or condition of the Policy, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law. The Administrator is the “plan administrator” of the Policy for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity. 13. Exclusive Benefits: This Policy is intended to be the only agreement between the Eligible Employee and the Company regarding any change in control or severance payments or benefits to be paid to the Eligible Employee on account of a termination of employment whether unrelated to, concurrent with, or following, a Change in Control. Accordingly, by executing a Participation Agreement, an Eligible Employee hereby forfeits and waives any rights to any severance or change in control benefits set forth in any employment agreement, offer letter, and/or equity award agreement, except as set forth in this Policy. 14. Tax Obligations: All payments and benefits under this Policy will be paid less applicable withholding taxes. The Company is authorized to withhold from any payments or benefits all federal, state, local and/or foreign taxes required to be withheld therefrom and any other required payroll deductions. The Company will not pay any Eligible Employee’s taxes arising from or relating to any payments or benefits under this Policy. The Eligible Employee will be solely

7 responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this Policy, and the Eligible Employee will not be reimbursed by the Company for any such payments. 15. Amendment or Termination: The Board or the Compensation Committee may amend or terminate the Policy at any time without advance notice to any Eligible Employee or other individual and without regard to the effect of the amendment or termination on any Eligible Employee or on any other individual, except that any amendment or termination of the Policy that would reduce the benefits provided hereunder or impair an Eligible Employee’s eligibility under the Policy will not be effective with respect to such Eligible Employee without such Eligible Employee’s prior written consent. Any action in amending or terminating the Policy will be taken in a non-fiduciary capacity. 16. Claims Procedure: Any Eligible Employee who believes he or she is entitled to any payment under the Policy may submit a claim in writing to the Administrator. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Policy on which the denial is based. The notice will also describe any additional information needed to support the claim and the Policy’s procedures for appealing the denial. The denial notice will be provided within ninety (90) days after the claim is received. If special circumstances require an extension of time (up to ninety (90) days), written notice of the extension will be given within the initial ninety (90) day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the claim. 17. Appeal Procedure: If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Administrator for a review of the decision denying the claim. Review must be requested within sixty (60) days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments in writing. The Administrator will provide written notice of the decision on review within sixty (60) days after it receives a review request. If additional time (up to sixty (60) days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Policy on which the denial is based. The notice will also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA. 18. Successors: Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under the Policy and agree expressly to perform the obligations under the Policy in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Policy, the term “Company” will include any successor to the Company’s business and/or assets which becomes bound by the terms of the Policy by operation of law, or otherwise. 19. Applicable Law: The provisions of the Policy will be construed, administered, and enforced in accordance with ERISA and, to the extent applicable, the internal substantive laws of the state of

8 California (but not its conflict of laws provisions). 20. Definitions: The following terms will have the following meanings for purposes of this Policy: a. “Affiliate” means the Company and any other parent or subsidiary corporation of the Company, as such terms are defined in Section 424(e) and (1) of the Code. b. “Base Salary” means the Eligible Employee’s annual base salary as in effect immediately prior to his or her Qualified Termination (or if the Qualified Termination is due to Good Reason based on a material reduction in base salary under Section 20.m.(i), then the Eligible Employee’s annual base salary in effect immediately prior to such reduction). c. “Board” means the Board of Directors of the iRhythm Holdings, Inc.. d. “Bonus Severance” means the severance payments set forth in Section 6. e. “Cause” means: (i) Eligible Employee’s conviction of, or plea of guilty or nolo contendre to, a felony or a crime involving moral turpitude; (ii) Eligible Employee’s admission or conviction of, or plea of guilty or nolo contendre to, an intentional act of fraud, embezzlement or theft in connection with Eligible Employee’s duties or in the course of employment with the Company or an Affiliate; (iii) Eligible Employee’s intentional wrongful damage to property of the Company or an Affiliate; (iv) Eligible Employee’s intentional unauthorized or wrongful use or disclosure of secret processes or of proprietary or confidential information of the Company or an Affiliate (or any other party to whom Eligible Employee owes an obligation of nonuse or nondisclosure as a result of Eligible Employee’s employment relationship with the Company or an Affiliate), including but not limited to trade secrets and customer lists; (iv) Eligible Employee’s violation of any agreement not to compete with the Company or an Affiliate or to solicit either its customers or employees on behalf of competitors while remaining employed with the Company or an Affiliate, in each case to the extent enforceable under applicable law; (v) Eligible Employee’s intentional violation of any policy or policies regarding ethical conduct; (vi) Employee’s failure to reasonably cooperate in good faith with a governmental or internal investigation authorized by the Company or any governmental or self-regulatory entity; (vii) an act of dishonesty made by Eligible Employee in connection with Eligible Employee’s responsibilities as an employee which materially harms the Company or an Affiliate, or (viii) Eligible Employee’s intentional or continued failure to perform Eligible Employee’s duties with the Company or an Affiliate, as determined in good faith by the Company or an Affiliate after being provided with notice of such failure, such notice specifying in reasonable detail the tasks which must be accomplished and a timeline for the accomplishment to avoid termination for Cause, and an opportunity to cure within thirty (30) days of receipt of such notice. f. “Change in Control” means the occurrence of any of the following events; provided, however, that references to the Company in this definition of “Change in Control” refer solely to iRhythm Holdings, Inc.: i. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own

9 more than fifty percent (50%) of the total voting power of the stock of the Company, will not be considered a Change in Control; or ii. Any action or event occurring within an one year period, as a result of which less than a majority of the members of the Board are Incumbent Directors. “Incumbent Directors” will mean members of the Board who either (A) are members of the Board as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of members of the Board); or iii. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. g. “Change in Control Period” means the period beginning on a Change in Control and ending twenty-four (24) months following a Change in Control. h. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as

10 amended. i. “COBRA Benefit” means the COBRA premium payments and COBRA Replacement Payments set forth in Sections 4.a. and 4.b. j. “Code” means the Internal Revenue Code of 1986, as amended. k. “Disability” means that the Eligible Employee has been unable to perform Eligible Employee’s Company duties as the result of Eligible Employee’s incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement or 180 days in any consecutive twelve (12) month period, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Eligible Employee or Eligible Employee’s legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate the Eligible Employee’s employment. In the event that the Eligible Employee resumes the performance of substantially all of Eligible Employee’s duties hereunder before the termination of Eligible Employee’s employment becomes effective, the notice of intent to terminate will automatically be deemed to have been revoked. l. “Equity Benefits” means the equity award acceleration benefits set forth in Section 5(b). m. “Good Reason” means Eligible Employee’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Eligible Employee’s express written consent: (i) a material reduction by the Company of Eligible Employee’s base salary in effect immediately prior to such reduction; (ii) a material reduction of Eligible Employee’s duties or responsibilities relative to Eligible Employee’s duties or responsibilities in effect immediately prior to such reduction; or (iii) Eligible Employee’s relocation at the Company’s direction to a facility or location more than fifty (50) miles from Eligible Employee’s then present location of providing services. Eligible Employee’s resignation will not be deemed to be for Good Reason unless Eligible Employee has first provided the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date the Company receives such notice, and such condition has not been cured during such period. n. “Qualified Termination” means a termination of the Eligible Employee’s employment either (i) by the Company without Cause (excluding by reason of the Eligible Employee’s death or Disability) or (ii) by the Executive for Good Reason, in either case, during the Change in Control Period (a “CIC Qualified Termination”) or outside of the Change in Control Period (a “Non-CIC Qualified Termination”). o. “Salary Severance” means the severance payments set forth in Sections 3.a. and 3.b. p. “Tier” means the tier of severance benefits an Eligible Employee is entitled to receive under the Policy, depending on the rank of the Eligible Employee on the date the right to severance benefits under the Policy is triggered through a Qualified Termination, as set forth below. i. “Tier 1” applies to the Chief Executive Officer of iRhythm Technologies, Inc.

11 ii. “Tier 2” applies to the Chief Financial Officer, Chief People Officer (if any) and all Executive Vice Presidents of iRhythm Technologies, Inc. iii. “Tier 3” applies to the Vice Presidents and Senior Vice Presidents of iRhythm Technologies, Inc. 21. Additional Information: Plan Name: iRhythm Holdings, Inc. Amended and Restated Executive Change in Control and Severance Policy Plan Sponsor: iRhythm Holdings, Inc. 699 8th Street, Suite 600 San Francisco, California Identification Numbers: 002 Plan Year: Fiscal Year of iRhythm Holdings, Inc. Plan Administrator: iRhythm Holdings, Inc. Attention: Administrator of the iRhythm Holdings, Inc. Amended and Restated Executive Change in Control and Severance Policy 699 8th Street, Suite 600 San Francisco, California Agent for Service of Legal Process: iRhythm Holdings, Inc. Attention: General Counsel 699 8th Street, Suite 600 San Francisco, California Service of process may also be made upon the Plan Administrator. Type of Plan Severance Plan/Employee Welfare Benefit Plan Plan Costs The cost of the Policy is paid by the Company. 22. Statement of ERISA Rights: Eligible Employees have certain rights and protections under ERISA: They may examine (without charge) all Policy documents, including any amendments and copies of all documents filed with the U.S. Department of Labor, such as the Policy’s annual report (Internal Revenue Service Form 5500). These documents are available for review in the Company’s Human Resources Department. They may obtain copies of all Policy documents and other Policy information upon written request to the Plan Administrator. A reasonable charge may be made for such copies.

12 In addition to creating rights for Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the Policy. The people who operate the Policy (called “fiduciaries”) have a duty to do so prudently and in the interests of Eligible Employees. No one, including the Company or any other person, may fire or otherwise discriminate against an Eligible Employee in any way to prevent them from obtaining a benefit under the Policy or exercising rights under ERISA. If an Eligible Employee’s claim for a severance benefit is denied, in whole or in part, they must receive a written explanation of the reason for the denial. An Eligible Employee has the right to have the denial of their claim reviewed. (The claim review procedure is explained above.) Under ERISA, there are steps Eligible Employees can take to enforce the above rights. For instance, if an Eligible Employee requests materials and does not receive them within thirty (30) days, they may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and to pay the Eligible Employee up to $110 a day until they receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If an Eligible Employee has a claim which is denied or ignored, in whole or in part, he or she may file suit in a state or federal court. If it should happen that an Eligible Employee is discriminated against for asserting their rights, he or she may seek assistance from the U.S. Department of Labor, or may file suit in a federal court. In any case, the court will decide who will pay court costs and legal fees. If the Eligible Employee is successful, the court may order the person sued to pay these costs and fees. If the Eligible Employee loses, the court may order the Eligible Employee to pay these costs and fees, for example, if it finds that the claim is frivolous. If an Eligible Employee has any questions regarding the Policy, please contact the Plan Administrator. If an Eligible Employee has any questions about this statement or about their rights under ERISA, they may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in the telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. An Eligible Employee may also obtain certain publications about their rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

13 EXHIBIT A Amended and Restated Executive Change in Control and Severance Policy Participation Agreement This Participation Agreement (“Agreement”) is made and entered into by and between [_________] on the one hand, and iRhythm Holdings, Inc. (the “Company”) on the other. You have been designated as eligible to participate in the Company’s Amended and Restated Executive Change in Control and Severance Policy (the “Policy”), a copy of which is attached hereto, pursuant to which you are eligible to receive the applicable Salary Severance, COBRA Benefit, Bonus Severance, and Equity Benefits set forth in the Policy upon a Qualified Termination, subject to the terms and conditions of the Policy. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Policy. You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any severance and/or change in control provisions of any offer letter, employment agreement, or equity award agreement entered into between you and the Company, including, but not limited to, any Participation Agreement previously entered into with respect to participation under the Policy. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. By its signature below, each of the parties signifies its acceptance of the terms of the Policy, in the case of the Company by its duly authorized officer effective as of the last date set forth below. IRHYTHM HOLDINGS, INC. ELIGIBLE EMPLOYEE By: Signature: Date: Date: